                                                                   EXHIBIT 10.12


                        STRATEGIC RELATIONSHIP AGREEMENT


This Strategic Relationship Agreement ("Agreement") is made as of _______ __, 1999 by and between ONEX Ventures LLC, a limited liability corporation ("ONEX Ventures"), a division of ONEX Group, Inc., and eCommercial.com, Inc., a Nevada corporation ("eCommercial.com" or the "Company").

                                    RECITALS

Whereas, ONEX Ventures is a venture capital investment division of ONEX Group, Inc., a diversified manufacturing and investment company; and,

Whereas, eCommercial.com develops, markets and manages Internet-based electronic advertising, commercials and marketing communications content; and,

Whereas, ONEX Ventures and eCommercial.com intend hereby to establish a strategic relationship in order to supply eCommercial.com with introductions and access to potential strategic partners, customers and investment banking firms from ONEX Ventures, and to provide eCommercial.com products and services to portfolio companies of ONEX Ventures;

Now, therefore, in consideration of the mutual promises herein, the parties do hereby agree as follows:

     1.   Board of Directors Representation. For such time as Onex Ventures
          ---------------------------------
directly through a related or affiliate entity owns an aggregate amount of not less than One Hundred Thousand (100,000) shares of the common and/or preferred stock of eCommercial.com, Onex Ventures shall have the exclusive right to elect two members of the Board of Directors of the Company. The Board of the Company shall not consist of more than seven (7) members at any time during the effective period of this voting right held by Onex Ventures.

     2.   Warrant for Advisory Services.  In consideration for providing
          -----------------------------
advisory services to the Company, Onex Ventures or its designee shall receive a warrant for Two Hundred Fifty Thousand (250,000) common shares of eCommercial.com, exercisable at any time at Seven Dollars ($7.00) per share for a period of five years from September 1, 1999. These warrants shall have the same registration rights as those granted to purchasers of the Series B Preferred Stock of the Company.

     3.   eCommercial.com Products.  eCommercial.com hereby agrees to meet and
          ------------------------
make presentations to ONEX Ventures portfolio companies, as appropriate, in order to introduce and make available to these portfolio companies eCommercial.com's Internet-based electronic advertising products and services.

     4.   Access to ONEX Ventures contacts.  ONEX Ventures hereby agrees to
          --------------------------------
provide eCommercial.com with introductions to ONEX Ventures various portfolio companies, as well as to other potential strategic partners and investment bankers
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     5.   Trademarks and Publicity.  Each party hereto is the owner of certain
          ------------------------
trademarks and such ownership shall not be altered by the terms of this Agreement unless specifically set forth. Neither party shall use a trademark owned by the other party without the prior written consent of such other party.

     6.   Confidentiality.  The parties hereto have executed a separate
          ---------------
Proprietary Information Agreement attached hereto as Exhibit A and incorporated herein as if fully set forth, which sets forth the terms and conditions of the disclosure and use of proprietary information by each party. The obligations of each party under such Proprietary Information Agreement shall survive the termination of this Agreement, and such obligations shall continue for the term set forth therein.

     7.   Agreement to Indemnify.  Except for the negligence or willful
          ----------------------
misconduct of the other party, its agents, servants or employees, each party (the"Indemnitor") shall fully protect, indemnify and save harmless and defend the other, and their respective directors, offices, agents and employees from and against any and all claims, actions, damages, liability, injury, liens, taxes, penalties, interest or causes of action of every nature in connection with the loss of life and/or personal or bodily injury or property damage arising out of or incidental to or in connection with the performance of its services under this Agreement occasioned wholly or in part by any negligent act or omission by the Indemnitor.

     8.   Term and Termination. This Agreement shall be in full force and
          --------------------
effect beginning on the date hereof, and shall remain in effect until three (3) years after the date hereof, or until terminated.

     Either party may terminate this Agreement for cause upon thirty (30) days written notice to the other party. In the event notice of termination is provided by either party to the other party for a breach of this Agreement, the party receiving notice shall have thirty (30) days to cure such breach of this Agreement. Either party may terminate this Agreement for any reason upon ninety
(90) days written notice .

     9.   Headings.  All headings in this Agreement are inserted only for
          --------
convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

     10.  Notices.  All notices under this Agreement shall be in writing and
          -------
shall be effective upon personal delivery to a party, or three business days after deposit in the United States mail, registered or certified, postage prepaid and addressed to the respective parties as follows (or such other address as the parties may from time to time designate in writing):


ONEX Ventures L.L.C.                    eCommercial.com, Inc.
Attention: John Troiano                 Attention: Eric McAfee, EVP
                                        95 Enterprise, Suite 360
                                        Aliso Viejo, CA 92656
                                        Fax: (949) 916-8713
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                                     DRAFT


Copy:                        Copy: Kevin Coyle, Esq.
                             Gray, Cary, Ware &
                             Freidenrich, LLP
                             Fax: (916) 930-3201

     11.  Binding.  This Agreement shall inure to and bind the successors,
          -------
assigns, agents, and representatives of the parties.

     12.  Dispute Resolution.  In the event of any dispute or disagreement
          ------------------
between the parties arising under or relating to this Agreement, the parties agree to make diligent and reasonable attempts to resolve, through negotiation, all such disputes or disagreements. Such negotiation shall occur through ascending levels of management of each Party, and the parties shall specifically discuss the use of arbitration prior to resorting to a court of competent jurisdiction for adjudication. Prior to initiating any legal proceedings, the complaining Party shall provide ten (10) days written notice to the other Party. Neither party shall be entitled to recover costs or attorney fees. Notwithstanding a disagreement or dispute, the parties agree to proceed diligently with performance of this Agreement.

     13.  Limitation of Liability. Neither parties hereto shall under any
          -----------------------
circumstances be liable to the other for any special, indirect, incidental or consequential damages, including, without limitation, loss of profits or revenues arising out of this Agreement, even if the other party is informed in advance of the possibility or likelihood of such damages.

     14.  Force Majeure.  Neither party shall be held responsible for any delay
          -------------
or failure in performance of this Agreement to the extent such failure is caused by fire, flood, explosion, war, strike, embargo, civil or military authority, act of God, act of omission of carriers or similar causes beyond its control ("Force Majeure Condition").

     If any Force Majeure Condition occurs, the party delayed or unable to perform shall give immediate notice to the other party. Both parties shall use their best efforts to minimize the consequences of Force Majeure Conditions. If, however, a Force Majeure Condition continues uninterruptedly over a period of more than three (3) months and prevents performance by a party, and if no other understanding is reached, the other party may (but shall not be obligated to) forthwith terminate this Agreement pursuant to the provisions of Article 8.

     15.  Assignment. Except in connection with a merger or sale of all or
          ----------
substantially all the assets of a party, neither this Agreement, nor any right or obligation thereunder, shall be assigned to third parties by either party to this Agreement without the prior written consent of the other party. Such consent shall not unreasonably be withheld or delayed.

     16.  Relationship.  Each Party is an independent contractor, and this
          ------------
Agreement shall not be construed as creating a partnership, joint venture, agency or employment relationship between the parties or as creating any other form of legal association that would impose liability on one Party for the act or failure to act of the other Party. Neither of the parties (including its affiliates, agents, representatives, employees or others acting on its behalf) is a representative of the other for any purpose, and no such Party has any power or authority to represent, act for, bind, or otherwise create or assume any obligation on behalf of the other Party for any purpose whatsoever.
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                                     DRAFT


     17.  Choice of Laws.  This Agreement shall be governed by the laws of the
          --------------
State of California, and any question arising hereunder shall be construed or determined according to such law.

     18.  Authorization.  Each of the signers below represent they are duly
          -------------
authorized and fully empowered to enter into this Agreement, and have received any and all required board of directors resolutions, shareholder resolutions, regulatory approvals and other approvals.

     19.  Entire Agreement.  This Agreement contains all of the agreements of
          ----------------
the parties hereto with respect to the matters contained herein. No prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Agreement may be amended or modified in any manner whatsoever except by an agreement in writing by each of the parties hereto.

In witness whereof, the parties have signed this Agreement as of the date first set forth above.


ECOMMERCIAL.COM, INC.                      ONEX VENTURES, L.L.C.




___________________________________        __________________________________

By:      Eric McAfee                       By:
Title:   Executive Vice President          Title:
         and Director


Date:  ____________________________        Date:  ___________________________